Exhibit 99.1

News Release

Lonza to Acquire Codiak BioSciences Exosomes Manufacturing Facility and Establish a Long-Term Strategic Collaboration

•	Lonza to acquire and operate Codiak’s Lexington, MA (US) facility and become the strategic manufacturing partner for Codiak’s pipeline

•	Lonza and Codiak to establish a Center of Excellence focused on exosome manufacturing and characterization technologies

•	Lonza to gain access to the worldwide, exclusive and sub-licensable rights of Codiak’s high-throughput exosome manufacturing technology

•	Codiak to receive approximately $65 million of in-kind manufacturing services for its clinical-stage programs and retain core exosome engineering and loading expertise

Basel, Switzerland and Cambridge (MA), USA, 02 November 2021 – Lonza, a global manufacturing partner to the pharma, biotech and nutrition industries, announced today the acquisition of an exosome manufacturing facility located in Lexington, Massachusetts (US) from Codiak BioSciences, a clinical-stage biopharmaceutical company pioneering the development of exosome-based therapeutics.

Codiak will retain its pipeline of therapeutic candidates as well as its exosome engineering and drug-loading technologies. Codiak will receive as part of the deal approximately $65 million of cGMP manufacturing services in kind. Lonza will gain worldwide access and sub-licensable rights to Codiak’s high-throughput perfusion-based cGMP process for exosome manufacturing.

The companies will establish a Center of Excellence for the development of exosome manufacturing technologies. The Center of Excellence will leverage the strengths of both companies to advance developments in exosome production, purification and analytics while providing Lonza customers with exosome assay and process development, analytics and manufacturing services.

Alberto Santagostino, SVP, Head of Cell and Gene Technologies at Lonza, commented: “We are excited about the collaboration we have established with Codiak BioSciences. Exosomes are emerging as a new modality for advanced therapies and could become the next frontier in biotherapeutics. Our collaboration with Codiak, one of the most advanced companies in this modality, is consistent with our strategy to advance this technology and will drive the advancement of the whole industry. We are committed to providing our capabilities to Codiak, alongside other customers in the exosome space.”

Doug Williams, PhD, CEO, Codiak BioSciences, added: “Creating an exosome manufacturing Center of Excellence with Lonza, a leading global contract development manufacturing organization, accelerates productivity of our manufacturing platform and facilitates realization of its full potential by leveraging Lonza capabilities. Importantly for Codiak, this collaboration solidifies our capacity for expanded late-stage clinical and eventually commercial manufacturing as we advance our growing clinical pipeline. We are proud Lonza recognized Codiak’s pioneering work in the manufacture of engineered exosomes and look forward to our Center of Excellence helping to set new standards for the field.”

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Exosomes are nano-sized membrane vesicles secreted by many cell types, which play a role in cell-to-cell communication. They represent clinically valuable tools for various applications, ranging from early detection, diagnosis, prognosis and targeted treatments. Further development of the exosome platform also has the potential to make cell and gene therapies available and commercially viable for large patient populations.

While the development of exosomes is still at an early stage, exosome-related technologies have been progressing rapidly in the past years, with many developers working to demonstrate the efficacy and the potential of exosome-based therapies in pre-clinical or early clinical stages. Codiak has already advanced two engineered exosome therapeutic candidates into clinical studies in patients, with an IND filing planned for a third candidate in the fourth quarter of 2021.

The investment in this emerging area reflects Lonza’s strategy to differentiate through innovation. From the development of the exosome modality to the industrial production of mRNA vaccines and supporting the manufacture of live biotherapeutics, Lonza operates at the cutting edge of manufacturing technology to help customers deliver innovative new therapies to patients worldwide.

To learn more about Lonza’s exosome-related services, visit: https://pharma.lonza.com/technologies-products/exosomes

About Lonza

Lonza is the preferred global partner to the pharmaceutical, biotech and nutrition markets. We work to enable a healthier world by supporting our customers to deliver new and innovative medicines that help treat a wide range of diseases. We achieve this by combining technological insight with world-class manufacturing, scientific expertise and process excellence. Our unparalleled breadth of offerings enables our customers to commercialize their discoveries and innovations in the healthcare sector.

Founded in 1897 in the Swiss Alps, today, Lonza operates across five continents. With approximately 15,000 full-time employees, we comprise high-performing teams and individual talent that make a meaningful difference to our own business, as well as to the communities in which we operate. The company generated sales of CHF 2.5 billion with a CORE EBITDA of CHF 847 million in H1 2021. Find out more at www.lonza.com.

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About Codiak BioSciences

Codiak (NASDAQ: CDAK) is a clinical-stage biopharmaceutical company focused on pioneering the development of exosome-based therapeutics, a new class of medicines with the potential to transform the treatment of a wide spectrum of diseases with high unmet medical need. By leveraging the biology of exosomes as natural intercellular transfer mechanisms, Codiak has developed its proprietary engEx™ Platform to expand upon the innate properties of exosomes to design, engineer and manufacture novel exosome therapeutic candidates. Codiak has utilized its engEx Platform to generate a deep pipeline of engineered exosomes aimed at treating a broad range of disease areas, spanning oncology, neuro-oncology, neurology, neuromuscular disease and infectious disease.

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Lonza Contact Details

Victoria Morgan

Head of External Communications

Lonza Group Ltd

Tel +41 61 316 2283

victoria.morgan@lonza.com

Dirk Oehlers

Investor Relations

Lonza Group Ltd

Tel +41 61 316 8540

dirk.oehlers@lonza.com

Codiak Contact Details

Christopher Taylor

VP, Investor Relations and Corporate Communications

Tel +1 617-949-4220

investor@codiakbio.com

Lindy Devereux

Scient PR

Tel +1 646-515-5730

media@codiakbio.com

Additional Information and Disclaimer

Lonza Group Ltd has its headquarters in Basel, Switzerland, and is listed on the SIX Swiss Exchange. It has a secondary listing on the Singapore Exchange Securities Trading Limited (“SGX-ST”). Lonza Group Ltd is not subject to the SGX-ST’s continuing listing requirements but remains subject to Rules 217 and 751 of the SGX-ST Listing Manual.

Certain matters discussed in this news release may constitute forward-looking statements. These statements are based on current expectations and estimates of Lonza Group Ltd, although Lonza Group Ltd can give no assurance that these expectations and estimates will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainty and are qualified in their entirety. The actual results may differ materially in the future from the forward-looking statements included in this news release due to various factors. Furthermore, except as otherwise re-quired by law, Lonza Group Ltd disclaims any intention or obligation to update the statements contained in this news release.

Forward-Looking Statements (Codiak)

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, statements concerning the development and therapeutic potential of the Company’s engEx Platform, engEx product candidates and engineered exosomes generally, including future development plans, regulatory filings, data releases and timing with respect thereto. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Codiak’s Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent filings with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties and other important factors in Codiak’s subsequent filings with the Securities and Exchange Commission. All information in this press release is current as of the date of this report, and Codiak undertakes no duty to update this information unless required by law.

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